SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2003




                          FIRST SECURITY BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

        Kentucky                       000-49781                 61-1364206
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
  of Incorporation)                                          Identification No.)

 318 East Main Street, Lexington, Kentucky                          40507
 (Address of Principal Executive Offices)                         (Zip Code)

 Registrant's telephone number, including area code: (859) 367-3700


                                 Not Applicable
--------------------------------                  ---------------
          (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events

       (c)  Exhibits.

          The exhibit listed on the Exhibit Index of this Form 8-K is filed as a part of this Report.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIRST SECURITY BANCORP, INC.



Date: October 28, 2003                         /s/ John G. Sullivan
                                               ------------------------
                                               John G. Sullivan
                                               Executive Vice-President and
                                               Chief Financial Officer
                                               (Principal Financial and
                                               Accounting Officer)


                                    EXHIBITS

         Registrant's October 28, 2003 Press Release to the Herald-Leader

                                                                         EXHIBIT




October 28, 2003

NEWS RELEASE to Lexington Herald-Leader
By John G. Sullivan, Interim President  & CEO, First Security Bancorp, Inc.

First Security Bancorp, Inc., the parent of First Security Bank of Lexington, announced its financial results for the quarter ended September 30, 2003.

Net income for the three months ended September 30, 2003 was $248,000, or $0.16 per share (on a fully diluted basis), compared to $202,000, or $0.13 per share, for the quarter ended June 30, 2003 and $123,000, or $.08 per share for the quarter ended March 31, 2003.

Total assets were $225.0 million, a decrease of 3.4% from $232.9 million last quarter. Deposits declined by $5.0 million during the quarter to $187.8 million from the $192.8 million level at June 30, 2003. The decline was entirely attributable to lower levels of higher cost Certificates of Deposit. Net loans were $161.7 million, a decrease of 1.6% from $164.4 million for the quarter ended June 30, 2003.

Earnings for the current quarter were positively impacted by lowered provisions for loan losses, which offset slightly lower gains from the sales of investment securities and mortgage loans held for resale. Operating expenses were essentially unchanged from the prior quarter amount.




CONSOLIDATED BALANCE SHEETS  (unaudited)
         (in thousands, except share data)

                                                                       9/30/03           12/31/02           9/30/02
Assets
Cash & Due From Banks                                           $        5,403     $        4,744    $        4,706
Federal Funds Sold                                                       8,686              4,069             1,168
Securities                                                              38,407             43,046            52,335
Loans                                                                  163,895            170,848           164,399
Allowance For Loan Losses                                               (2,224)            (2,459)           (1,675)
     Net Loans                                                         161,671            168,389           162,724
Other Assets                                                            10,834             10,838            10,579
     Total Assets                                                 $    225,001       $    231,086      $    231,512
Liabilities & Shareholders' Equity
Deposits
     Non-interest Bearing                                        $      21,944      $      20,477     $      19,218
     Savings, Money Market & NOW                                        41,803             40,472            46,844
     Certificates of Deposit                                           124,024            128,006           120,380
          Total Deposits                                               187,771            188,955           186,442
Repurchase Agreements                                                    3,723              8,211            11,047
Other Borrowed Funds                                                    13,065             14,517            14,271
Other Liabilities                                                        1,040                939             1,042
     Total Liabilities                                                 205,599            212,622           212,802
Shareholders' Equity                                                    19,402             18,464            18,710
     Total Liabilities & Shareholders' Equity                     $    225,001       $    231,086      $    231,512




CONSOLIDATED INCOME STATEMENTS (unaudited)
         (in thousands, except per share data)

                                                       Nine Months Ended                 Three Months Ended
                                                         9/30/03       9/30/02            9/30/03         9/30/02
Interest Income                                          $ 8,637       $ 9,967          $   2,769      $      3,372
Interest Expense                                           4,241         5,340              1,333             1,718
     Net Interest Income                                   4,396         4,627              1,436             1,654
Loan Loss Provision                                          519           662                 50               272
     Net Interest Income After Provision                   3,877         3,965              1,386             1,382
Other Income                                               2,225         1,232                793               770
Other Expenses                                             5,398         3,935              1,856             1,475
Provision for Federal Income Tax                             131           305                 75               206
     Net Income (loss)                                 $     573     $     957         $      248     $         471

Earnings Per Share
     Basic                                                $  .38        $  .66         $      .16     $         .32
     Diluted                                                 .38           .63                .16               .31